UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report

April 6, 2005

(Date of earliest event reported)

THE PEOPLES BANCTRUST COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Alabama

(State or Other Jurisdiction of Incorporation)

0-13653	63-0896239
(Commission File Number)	(IRS Employer Identification No.)

310 Broad Street Selma, Alabama	36701
(Address of Principal Executive Offices)	(Zip Code)

(334) 875-1000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2005, The Peoples BancTrust Company, Inc. (the “Company”) announced that it had entered into a Stock Purchase Agreement setting forth terms and conditions of the purchase by Endurance Capital Investors, L.P. (“Endurance”) of 287,209 shares of common stock (the “Shares”) of the Company at approximately $17.41 per share in a private placement, as well as an Investor Rights Agreement setting forth certain registration rights of Endurance relating to the Shares.

In addition to the Stock Purchase Agreement and the Investor Rights Agreement, the Company and Endurance also executed an Acquisition Facility Agreement, and the Company and Endurance Capital Management Company, L.P., the manager of Endurance, entered into a Consulting Agreement. The Consulting Agreement provides generally for various investment banking and financial consulting services that may be requested of Endurance Capital Management Company, L.P. by the Company, although neither party is obligated to request or provide any service under the Consulting Agreement. The Acquisition Facility Agreement sets forth a variety of possible equity, debt or combined financing vehicles that may be available to the Company in coordination with Endurance, although neither party is obligated to request or provide any financing under the Acquisition Facility Agreement.

See Item 3.02 below for additional information, including a brief description of the terms and conditions of the agreements that are material to the Company.

Item 3.02. Unregistered Sales of Equity Securities.

On April 6, 2005, in connection with the agreements described in Item 1.01 above, the Company issued and sold an aggregate of 287,209 shares (the “Shares”) of its common stock (representing approximately 4.89% of its outstanding common stock after issuance) to Endurance at a purchase price of approximately $17.41 per share.

The Shares were issued in a private placement for cash pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 under that Act. The Company intends to use substantially all of the proceeds of the sale of shares for general corporate purposes, possible acquisitions and to fund operations and amounts payable with respect to the professional fees and other fees and expenses incurred in connection with the private placement.

In connection with the private placement, the Company and Endurance entered into a Stock Purchase Agreement containing customary representations, warranties and covenants, including restrictions on transfer of the Shares purchased absent registration of the Shares under federal securities laws or exemptions from registration. In addition, the Company and Endurance entered into an Investor Rights Agreement, pursuant to which the Company agreed to effect up to two demand registrations with respect to the offer and sale by Endurance of the Shares purchased by them, subject to the satisfaction of customary conditions, and to provide unlimited piggyback registrations in connection with registrations effected by the Company otherwise than by request of Endurance. The Investor Rights Agreement contains customary representations, warranties and covenants of the parties, including covenants with respect to indemnification for material misstatements or omissions by either party in a registration statement or prospectus relating to a registration filed pursuant to the Investor Rights Agreement. The Company’s obligations to register the Shares under the Investor Rights Agreement will terminate at such time as all Shares purchased by Endurance are eligible for resale within any three month period without any restrictions pursuant to Rule 144(k) under the Securities Act.

In addition to the Stock Purchase Agreement and the Investor Rights Agreement, the Company and Endurance entered into an Acquisition Facility Agreement, and the Company and Endurance Capital Management Company, L.P., the manager of Endurance, entered into a Consulting Agreement. The Consulting Agreement provides generally for various investment banking and financial consulting services that may be requested by the Company to be provided by Endurance Capital Management Company, L.P., although neither party is obligated to request or provide any service under the Consulting Agreement. The Consulting Agreement contains customary representations, warranties and covenants of the parties, including mutual confidentiality and non-solicitation provisions. The Acquisition Facility Agreement sets forth a variety of possible equity, debt or combined financing vehicles that may be available to the Company in coordination with Endurance, although neither party is obligated to request or provide any financing under the Acquisition Facility Agreement. The Acquisition Facility Agreement provides for a maximum of $20,000,000 in financing vehicles available to the Company and contains customary representations, warranties and covenants of the parties.

Item 7.01. Regulation FD Disclosure.

On April 6, 2005, the Company issued a press release which is attached to this Current Report on Form 8-K as Exhibit 99 and which announced the agreements and transactions described in this report. This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 of otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by referenced in a document filed under the Securities Act of 1933 of the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1.	Stock Purchase Agreement, dated April 6, 2005, by and between The Peoples BancTrust Company, Inc. and Endurance Capital Investors, L.P.

Exhibit 10.2	Investor Rights Agreement, dated April 6, 2005, by and between The Peoples BancTrust Company, Inc. and Endurance Capital Investors, L.P.

Exhibit 10.3	Consulting Agreement, dated April 6, 2005, by and between The Peoples BancTrust Company, Inc. and Endurance Capital Management Company, L.P.

Exhibit 10.4	Acquisition Facility Agreement, dated April 6, 2005, by and between The Peoples BancTrust Company, Inc. and Endurance Capital Investors, L.P.

Exhibit 99	Press Release of The Peoples BancTrust Company, Inc. issued April 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE PEOPLES BANCTRUST COMPANY, INC.
(Registrant)

Date: April 6, 2005	By	/s/ ELAM P. HOLLEY, JR.
Elam P. Holley, Jr.
Its President and
Chief Executive Officer